CERTIFICATION OF ADOPTION OF RESOLUTIONS

THE UNDERSIGNED HEREBY CERTIFIES individually and on behalf of the following Delaware statutory trusts (the "Vanguard Funds"):

Vanguard Wellington Fund
Vanguard Windsor Funds, a series fund consisting of:
Vanguard Windsor Fund
Vanguard Windsor II Fund
Vanguard World Fund, a series fund consisting of:
Vanguard U.S. Growth Fund
Vanguard International Growth Fund
Vanguard Explorer Fund
Vanguard Morgan Growth Fund
Vanguard Wellesley Income Fund
Vanguard Fixed Income Securities Funds, a series fund consisting of:
Vanguard GNMA Fund
Vanguard High Yield Corporate Fund
Vanguard Intermediate Term U.S. Treasury Fund
Vanguard Intermediate Term Corporate Fund
Vanguard Long Term U.S. Treasury Fund
Vanguard Long Term Corporate Fund
Vanguard Short Term Corporate Fund
Vanguard Short Term Federal Fund
Vanguard Short Term U.S. Treasury Fund
Vanguard Money Market Reserves, a series fund consisting of:
Vanguard Prime Money Market Fund
Vanguard Federal Money Market Fund
Vanguard Municipal Bond Funds, a series fund consisting of:
Vanguard Money Market Fund
Vanguard Short-Term Fund
Vanguard Intermediate Term Fund
Vanguard Long-Term Fund
Vanguard High Yield Fund
Vanguard Insured Long-Term Fund
Vanguard Limited Term Fund
Vanguard Preferred Stock Fund
Vanguard STAR Fund, a series consisting of:
Vanguard STAR Fund
Vanguard LifeStrategy Income Fund
Vanguard LifeStrategy Conservative Growth Fund
Vanguard LifeStrategy Moderate Growth Fund
Vanguard LifeStrategy Growth Fund
Vanguard Total International Stock Index Fund
Vanguard Index Funds, a series fund consisting of:
Vanguard Extended Market Index Fund
Vanguard Growth Index Fund
Vanguard 500 Index Fund
Vanguard Total Stock Market Index Fund
Vanguard Value Index Fund
Vanguard Small-Cap Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Trustees’ Equity Fund, a series fund consisting of:
Vanguard International Value Fund

Vanguard Specialized Portfolios, a series fund consisting of:
Vanguard Energy Fund
Vanguard Gold & Precious Metals Fund
Vanguard Health Care Fund
Vanguard Utilities Income Fund
Vanguard REIT Index Fund
Vanguard PRIMECAP Fund
Vanguard California Tax-Free Funds, a series fund consisting of:
Vanguard California Tax-Exempt Money Market Fund
Vanguard California Insured Long-Term Fund
Vanguard California Insured Intermediate Term Fund
Vanguard New York Insured Tax-Free Funds
Vanguard New York Tax-Exempt Money Market Fund
Vanguard New York Insured Long-Term Tax-Exempt Fund
Vanguard Pennsylvania Tax-Free Funds, a series fund consisting of:
Vanguard Pennsylvania Money Tax-Exempt Market Fund
Vanguard Pennsylvania Insured Insured Long-Term Tax-Exempt Fund
Vanguard Convertible Securities Fund
Vanguard Quantitative Funds, a series fund consisting of:
Vanguard Growth and Income Fund
Vanguard Bond Index Funds, a series fund consisting of:
Vanguard Total Bond Market Index Fund
Vanguard Short-Term Bond Index Fund
Vanguard Intermediate Term Bond Index Fund
Vanguard Long-Term Bond Index Fund
Vanguard Equity Income Fund
Vanguard Balanced Index Funds
Vanguard Florida Tax Free Funds
Vanguard Admiral Funds, Inc., a series fund consisting of:
Vanguard Admiral Intermediate Term U.S. Treasury Fund
Vanguard Admiral Long-Term U.S. Treasury Fund
Vanguard Admiral Short-Term U.S. Treasury Fund
Vanguard Admiral U.S. Treasury Money Market Fund
Vanguard New Jersey Tax-Free Funds, a series fund consisting of:
Vanguard New Jersey Tax-Exempt Money Market Fund
Vanguard New Jersey Insured Long Term Tax-Exempt Fund
Vanguard Asset Allocation Fund
Vanguard Ohio Tax-Free Fund, a series fund consisting of
Vanguard Ohio Tax-Exempt Money Market Fund
Vanguard Ohio Insured Long-Term Tax-Exempt Fund
Vanguard Variable Insurance Funds, a series fund consisting of
Money Market Portfolio
High Grade Bond Portfolio
Equity Index Portfolio
Equity Income Portfolio
Balanced Portfolio
International Portfolio
Growth Portfolio
High Yield Bond Portfolio
Small Company Growth Portfolio
Diversified Value Portfolio
Mid-Cap Index Portfolio
REIT Index Portfolio

Short-Term Corporate Portfolio
Vanguard Institutional Index Fund
Vanguard International Equity Index Funds,a series fund consisting of
Vanguard Emerging Markets Stock Index Fund
Vanguard Pacific Stock Index Fund
Vanguard Tax-Managed Funds,a series fund consisting of
Vanguard Tax-Managed Growth and Income Fund
Vanguard Tax-Managed Capital Appreciation Fund
Vanguard Tax-Managed Balanced Fund
Vanguard Horizon Fund,a series fund consisting of
Vanguard Aggressive Growth Fund
Vanguard Capital Opportunity Fund
Vanguard Global Asset Allocation Fund
Vanguard Global Equity Fund
Vanguard Whitehall Funds,a series fund consisting of
Vanguard Selected Value Fund
Vanguard Treasury Fund,a series fund consisting of
Vanguard Treasury Money Market Fund
Vanguard Massachusetts Tax-Exempt Fund

that I am the duly elected and qualified Assistant Secretary of the Vanguard Funds, and that set forth below is a true and correct copy of resolutions duly adopted by a majority of the Trustees who are not interested persons of the Vanguard Funds at meetings of the Board of Trustees of each of the Vanguard Funds duly held on September 17, 1999, and that such resolutions have not been amended or rescinded and are now in full force and effect:

RESOLVED, That the action taken by the Fund's officers in entering into a $350 million blanket brokers (fidelity) bond insurance policy with ICI Mutual Insurance Company covering the Vanguard Funds, The Vanguard Group, Inc., and other Vanguard companies as named insureds, under the terms presented to this meeting, be, and it is hereby approved and ratified; and that the proper officers of the Fund are hereby authorized and directed to do all acts and things necessary to carry such fidelity insurance coverage into effect;

FURTHER RESOLVED, That having given due consideration to the value of the aggregate assets of the Vanguard Funds and the other named insureds to which any coverage person has access, the terms of the custody arrangements and the nature of the securities held by the Vanguard Funds and the other named insureds, it is herby determined that the blanket brokers' (fidelity) bond in the amount of $350 million covering employees of the Vanguard Funds, The Vanguard Group, Inc., and its subsidiary companies, is reasonable in amount, and that the same be approved by each of the Vanguard Funds as its fidelity bond required by Rule 17g-1 of the Investment Company Act of 1940,

FURTHER RESOLVED, That the method of allocating the premium expense of said fidelity bond among the named insureds, as presented to this meeting, be, and it is hereby approved; and that the proper officers of the Vanguard Funds are hereby authorized to make all premium payments in accordance with such method of allocation;

FURTHER RESOLVED, That the proper officers of the Vanguard Funds are hereby authorized to execute the necessary documents and to do such other acts in connection with the foregoing as they deem appropriate; and that Raymond J. Klapinsky, Secretary of each of the Vanguard Funds, is hereby authorized to give such notice to the Securities and Exchange Commission relating to the fidelity bond as may be required by Rule 17g-1 (g) of the Investment Company Act of 1940; and

FURTHER RESOLVED, That the Agreement dated as of August 1, 1999, required by Rule 17g-1 of the lnvestment Company Act of 1940 and outlining the procedures to be followed by all parties named as joint insureds under the fidelity bond in allocating recoveries of claims made under such bond, in the form presented to this meeting, be, and it is hereby approved.

IN WITNESS WHEREOF, I have executed this Certification as of this 29th day of May 2007.

/s/ Arthur S. Gabinet.
Arthur S. Gabinet.
Assistant Secretary